                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of General Cigar Holdings, Inc. of our report dated January 28, 1997, relating to the combined financial statements of General Cigar Holdings, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP



New York, New York



May 1, 1997